As filed with the Securities and Exchange Commission on December 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	81-1527911
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claire W. Tucker

President and Chief Executive Officer

CapStar Financial Holdings, Inc.

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Chase Cole

Wes Scott

Waller Lansden Dortch & Davis, LLP

Nashville City Center

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1.00 per share	3,652,094	$14.75	$53,868,387	$6,529

(1)

The registrant is hereby registering for offer and sale up to 3,652,094 shares of common stock, par value $1.00 per share, of the registrant that are owned by the selling shareholders named in this Registration Statement. This total is comprised of the following: (i) 878,048 shares of common stock issuable upon conversion of shares of Series A Nonvoting Noncumlative Perpetual Convertible Preferred Stock, par value $1.00 per share; (ii) 132,561 shares of common stock issuable upon conversion of shares of Non-Voting Common Stock, par value $1.00 per share; (iii) 13,464 shares of common stock issued pursuant to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Incentive Plan”) that were previously registered with the United States Securities and Commission (the “SEC”) on a registration statement on Form S-8 (File Number 333-215-351) filed on December 28, 2016 (the “Form S-8”) and that are subject to time-based vesting conditions; (iv) 9,000 shares of common stock underlying stock options that were issued pursuant to the Incentive Plan and that were previously registered with the SEC on the Form S-8; and (v) 2,619,021 shares of common stock that were issued in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also registers an indeterminate number of shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)

In accordance with Rule 457(c) under the Securities Act, as amended, the aggregate offering price of our common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this registration statement, this estimate was based on the average of the high and low sales price of our common stock reported by the Nasdaq Global Select Market on December 19, 2018, which was $14.75.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2018

Prospectus

3,652,094 Shares

Common Stock

This prospectus relates to the offer and sale of up to 3,652,094 shares of common stock, par value $1.00, of CapStar Financial Holdings, Inc. (the “Shares”) by the selling shareholders identified in this prospectus or their respective assignees, donees, pledgees, successors-in-interest or transferees. See “Selling Shareholders.”

We are not selling any of the Shares, and, accordingly, we will not receive the proceeds from any sale of the Shares by the selling shareholders. The selling shareholders will receive all of the proceeds from any sale of the Shares. Except for any underwriting fees, discounts and commissions incurred in connection with sales of the Shares, which will be borne by the selling shareholders, we will be required to pay all costs, expenses and fees relating to the registration and sale of the Shares. See “Use of Proceeds.”

This prospectus describes the general manner in which the Shares may be offered and sold by the selling shareholders. The selling shareholders or their respective assignees, donees, pledgees, successors-in-interest or transferees may sell the Shares in a number of different ways and at varying prices. See “Plan of Distribution.”

When the selling shareholders sell Shares, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our common stock is listed on Nasdaq Global Select Market under the symbol “CSTR.” The last reported sale price of our common stock on December 20, 2018 was $13.99 per share.

An investment in the Shares involves a high degree of risk. Please review carefully the information under the heading “Risk Factors ” on page 6 of this prospectus, in any accompanying prospectus supplement and in any documents that we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus or any accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Shares or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Shares are not deposits, savings accounts or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                , 2018

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. You should rely only upon the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not, and the selling shareholders have not, authorized any broker, dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. If you receive different or inconsistent information or representations, you should not rely upon them.

Neither the delivery of this prospectus nor any sale of the Shares implies that there has been no change in our affairs, assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short- and long-term performance goals, prospects or results of operations or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any accompanying prospectus supplement or any sale of the Shares.

Neither we nor the selling shareholders are making an offer to sell or seeking an offer to buy the Shares in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus to be an offer or solicitation relating to the Shares in any jurisdiction in which such an offer or solicitation relating to the Shares is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the Shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. We urge you to read carefully this prospectus and any accompanying prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make an investment decision.

This prospectus contains summaries of certain provisions of documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, (i) the terms “we,” “our,” “us,” “CapStar Financial” or “the Company” refer to CapStar Financial Holdings, Inc., a Tennessee corporation, and our wholly owned banking subsidiary, CapStar Bank, a Tennessee state-chartered bank, and (ii) the terms “Bank” or “CapStar Bank” refer to CapStar Bank, our wholly owned banking subsidiary.

INDUSTRY AND MARKET DATA

Market data used in this prospectus has been obtained from government and independent industry sources and publications available to the public, sometimes with a subscription fee, as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We did not commission the preparation of any of the sources or publications referred to in this prospectus. We have not independently verified the data obtained from these sources, and, although we believe such data to be reliable as of the dates presented, it could prove to be inaccurate. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, among others:

•

only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion (as inflation-adjusted by the SEC from time to time); (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some, but not all, of the available exemptions. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we comply, and will continue to comply, with new or revised accounting standards as required for public companies that are not emerging growth companies. Our decision to opt out of the extended transition period under the JOBS Act is irrevocable.

THE COMPANY

Overview

We are a bank holding company that is headquartered in Nashville, Tennessee and that operates primarily through our wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. We seek to establish and maintain comprehensive relationships with our clients by delivering customized and creative banking solutions and superior client service. Our products and services include (i) commercial and industrial loans to small and medium sized businesses, with a particular focus on businesses operating in the healthcare industry, (ii) commercial real estate loans, (iii) private banking and wealth management services for the owners and operators of our business clients and other high net worth individuals and (iv) correspondent banking services to meet the needs of Tennessee’s smaller community banks.

As of September 30, 2018, on a consolidated basis, we had total assets of $1.4 billion, gross loans of $1.1 billion, total deposits of $1.1 billion, and shareholders’ equity of $157.5 million.

Historical Background

CapStar Bank was incorporated in the State of Tennessee in 2007 and successfully completed its initial and only capital issuance in 2008, raising approximately $88.0 million in shareholders’ equity. The bank acquired a state charter in 2008 which was accomplished through a de novo application with the Tennessee Department of Financial Institutions and the Federal Reserve Bank of Atlanta. Upon approval of its charter, CapStar Bank opened for business to the public on July 14, 2008.

CapStar Financial was thereafter incorporated on December 1, 2015, and, on February 5, 2016, CapStar Financial completed a share exchange with CapStar Bank’s shareholders that resulted in CapStar Bank becoming a wholly owned subsidiary of CapStar Financial. As a result of the share exchange, all of CapStar Financial’s material business operations are currently conducted through CapStar Bank.

Initial Public Offering and Second Amended and Restated Shareholders’ Agreement

On September 27, 2016, we completed the initial public offering of 2,972,750 shares of our common stock, of which 1,688,049 shares were sold by us and 1,284,701 shares were sold by certain selling shareholders (the “IPO”).

In connection with the IPO, we entered into the Second Amended and Restated Shareholders’ Agreement, dated August 22, 2016, among us, CapStar Bank, Corsair III Financial Services Capital Partners, L.P., Corsair III Financial Services Offshore 892 Partners, L.P. (each a “Corsair Fund” and collectively, the “Corsair Funds”) and certain other selling shareholders listed below under the caption “Selling Shareholders” (the “SARSA”).

Other than with respect to registration rights and rights and obligations with respect to indemnification discussed below, the SARSA terminated pursuant to its terms on June 30, 2018. However, the registration rights of each Requesting Shareholder (defined below) will terminate when the Requesting Shareholder no longer holds any registrable securities. In addition, if we exercise any postponement right afforded by the SARSA, the period of time during which Requesting Shareholders may exercise their registration rights will be extended for a period of time equal to the duration of the postponement period. The rights and obligations of the parties to the SARSA regarding indemnification will survive termination of the SARSA indefinitely. In particular, the SARSA contains certain indemnity provisions under which the selling shareholders have agreed to indemnify us, our officers, directors, agents and controlling persons (other than a selling shareholder) against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), relating to a shareholder’s untrue statement or omission of a material fact contained in any registration statement.

With respect to registration rights, in addition to “piggyback” registration rights, the SARSA provides “demand” registration rights to (i) the Corsair Funds and (ii) those shareholders, other than the Corsair Funds, that hold, individually or in the aggregate, at least 500,000 shares of registrable securities (the “Other Requesting Shareholders”). We refer to the Corsair Funds and the Other Requesting Shareholders as the “Requesting Shareholders.”

The Corsair Funds and the Other Requesting Shareholders each have the one-time right to demand that we register for sale on a registration statement on Form S-1 all or at least 500,000 shares of their registrable securities. In addition, the Corsair Funds have three rights and the Other Requesting Shareholders have two rights to demand that we register for sale on a registration statement on Form S-3 all or at least 500,000 shares of their registrable securities. If we are eligible to use a registration statement on Form S-3 to sell registrable securities on a delayed or continuous basis in accordance with Rule 415 of the Securities Act the Requesting Shareholders may require that such registration statement be a shelf registration statement on Form S-3. Moreover, notwithstanding the exhaustion of their demand registration rights, the Corsair Funds and the Other Requesting Shareholders each have the one-time right to demand that we register for resale on a shelf registration statement on Form S-3 all of their then remaining registrable securities in the case of the Corsair Funds or at least 500,000 shares of registrable securities in the case of the Other Requesting Shareholders.

The Corsair Funds have three rights and the Other Requesting Shareholders have two rights to require that we conduct follow-on offerings from any such shelf registration statement, provided, in each case, that the aggregate market value of any shares offered in a follow-on offering is at least $5 million. If we are eligible to use a shelf registration statement on Form S-3 and we are also a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, we and the Other Requesting Shareholders, as applicable, may elect, in connection with a demand registration, to register an unspecified number of shares of our capital stock on such registration statement to be sold by us or the Other Requesting Shareholders, as applicable.

In accordance with the SARSA, except for underwriting fees, discounts, and commissions attributable to any future sales of registrable securities, we will be required to pay expenses associated with the demand registrations described above, even if the registration is not completed, unless the demand registration is withdrawn by the Requesting Shareholders which, in connection with such withdrawal, the Requesting Shareholders also agree to reimburse us for all associated expenses. In addition, we are required to use our best efforts to cause any registration statement to become and remain effective for a period of not less than 180 days or, in the case of a shelf registration statement on Form S-3, one year (or such shorter period in which all of the registerable securities of the Requesting Shareholders included in such registration statement shall have actually been sold thereunder. We are required to maintain the effectiveness of registration statement filed in respect of a demand registration requests for specified periods of time.

The foregoing description of the SARSA does not purport to be complete and is qualified in its entirety by reference to the full text of the SARSA, a copy of which is filed as Exhibit 4.4 to the registration statement of which this prospectus forms a part and which is incorporated herein by reference.

Registration Rights

We are filing the registration statement of which this prospectus forms a part in satisfaction of a contractual registration request made by certain of the selling shareholders listed below under the caption “Selling Shareholders.” As of the date of this prospectus, we have not been advised by the selling shareholders as to any definitive plan of distribution for the Shares. If and when the Shares are ultimately sold by the Selling Shareholders, we believe that the distribution will increase the daily trading volume of our common stock in the public markets over time.

Athens Merger

Effective October 1, 2018, pursuant to an Agreement and Plan of Merger, dated as of June 11, 2018 (the “Merger Agreement”), by and between the Company and Athens Bancshares Corporation, a Tennessee corporation (“Athens”), Athens was merged with and into the Company, with the Company continuing as the surviving entity (the “Athens Merger”). Immediately following the Athens Merger, Athens Federal Community Bank, National Association, a wholly owned subsidiary of Athens, merged with and into CapStar Bank with CapStar Bank continuing as the surviving entity.

At the effective time of the Athens Merger (the “Effective Time”), each outstanding share of Athens common stock was converted into the right to receive 2.864 shares (the “Exchange Ratio”) of our common stock with cash being paid in lieu of any fractional shares.

Each outstanding and unexercised Athens stock option granted under the Athens Bancshares Corporation 2010 Equity Incentive Plan (the “Athens Equity Plan”) that was held by an employee or service provider of Athens who had terminated service prior to the Effective Time was cancelled and converted into the right to receive the cash value of the merger consideration (determined in accordance with the terms of the Merger Agreement), less the applicable option exercise price and less applicable withholding taxes. Except as described in the prior sentence, each outstanding and unexercised Athens stock option granted under the Athens Equity Plan was converted into an option to purchase shares of our common stock with the number of shares and exercise price adjusted to reflect the Exchange Ratio in accordance with the terms of the Merger Agreement.

In the aggregate, we issued 5,181,916 shares of our common stock and granted 548,051 options to purchase shares of our common stock. As of September 30, 2018, on a pro forma combined consolidated basis accounting for the Athens Merger, we had total assets of $1.92 billion, gross loans of $1.47 billion, total deposits of $1.53 billion, and shareholders’ equity of $250.43 million.

In addition, as a result of the Athens Merger, on October 24, 2018, the Board of Directors of the Company (the “Board”) increased the size of its membership from 11 to 13 and appointed Ms. Myra NanDora Jenne and Mr. Jeffrey L. Cunningham, former directors of Athens, to fill the resulting vacancies In addition, Ms. Jenne was appointed as a member of the Compensation and Human Resources Committee and Nominating, Governance and Community Affairs Committee of the Board and Mr. Cunningham was appointed as a member of the Risk Committee and Credit Committee of the Board, in each case, effective October 24, 2018.

Corporate Information

Our principal executive office is located at 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, and our telephone number is (615) 732-6400. Through CapStar Bank, we maintain an Internet website at www.capstarbank.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated herein by reference.

RISK FACTORS

An investment in the Shares involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors set forth in Part I, Item 1A. of our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of our most recently filed Annual Report on Form 10-K that are incorporated by reference into this prospectus and any accompanying prospectus as well as any additional risk factors set forth in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our affairs, assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short- and long-term performance goals, prospects and results of operations. In any case, the value of the Shares could decline and you could lose all or part of your investment in the Shares.

In addition, we urge you to carefully read and consider the following Risk Factors. Some statements in the following risk factors constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The number of Shares being registered is significant in relation to the total number of our issued and outstanding shares of common stock.

The Shares may eventually be sold into the public market by the selling shareholders. As of November 30, 2018, we had 17,618,160 shares of issued and outstanding common stock. The number of Shares is 3,652,094, which represents 20.7% of our total shares of issued and outstanding common stock as of such date. Accordingly, the Shares represent a significant number of our issued and outstanding shares of common stock, and, if sold in the market all at once or at about the same time, could depress the market price of our common stock and could also affect our ability to raise equity capital.

We cannot predict the size or the effect, if any, that sales of the Shares, or the perception that such Sales could occur, may have on the market price of our shares of common stock or our ability to raise additional capital through the sale of equity securities. Any such sales of the Shares could have a materially adverse impact on our affairs, assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short- and long-term performance goals, prospects and results of operations or the trading price of our common stock.

The trading price of our common stock could be volatile.

The trading price of our common stock may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business and operations. If the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management, which could materially adversely affect our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short- and long-term performance goals, prospects and results of operations.

The Shares are not FDIC-insured.

The Shares are not savings or deposit accounts or other obligations of any bank, insured by the FDIC, any other governmental agency or instrumentality, or any private insurer, and are subject to investment risk, including the possible loss of all or part of your investment in the Shares.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part which could impact the liquidity of the Shares and the trading volume generally of our shares of common stock.

Under the terms of the SARSA with the selling shareholders, we are obligated to use our best efforts to make this registration statement become and remain effective for a period of at least one (1) year, but may not be able to do so. We cannot assure you that we will not be required to suspend or cease any future sales under the registration statement, that the SEC will not issue any stop order to suspend the effectiveness of the registration statement or that, if such a stop order is issued, we will be able to amend the registration statement to respond to the stop order to permit the registration statement to remain effective or to permit any future sales to be made under the registration statement. To the extent the registration statement is not or does not remain effective, the selling shareholders’ ability to sell the Shares may be limited, which could (depending on the extent of the selling shareholders’ selling activity) have a material adverse effect on the liquidity of the Shares and the trading volume generally of our shares of common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “aspire,” “roadmap,” “achieve,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “goal,” “target,” “would,” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature.

These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. The inclusions of these forward-looking statements should not be regarded as a representation by us, the Bank, the selling shareholders or any other person that such expectations, estimates and projections will be achieved. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following:

•

economic conditions (including interest rate environment, government economic and monetary policies, the strength of global financial markets and inflation and deflation) that impact the financial services industry as a whole and/or our business;

•	the concentration of our business in the Nashville metropolitan statistical area and the effect of changes in the economic, political and environmental conditions on this market;

•	increased competition in the financial services industry, locally, regionally or nationally, which may adversely affect pricing and the other terms offered to our clients;

•	our dependence on our management team and board of directors and changes in our management and board composition;

•	our reputation in the community;

•	our ability to execute our strategy and to achieve loan and deposit growth through organic growth and strategic acquisitions;

•	the possibility that any of the anticipated benefits, costs, synergies and financial and operational improvements of the Athens Merger will not be realized or will not be realized as expected;

•	the Athens’ business may not be integrated into our business successfully, or such integration may take longer or be more expensive to accomplish than expected;

•	operating costs, customer losses and business disruption following the Athens Merger, including adverse developments in relationships with employees, may be greater than expected;

•	management time and effort may be diverted to the resolution of Athens Merger-related issues;

•	credit risks related to the size of our borrowers and our ability to adequately assess and limit our credit risk;

•	our concentration of large loans to a small number of borrowers;

•	the significant portion of our loan portfolio that originated during the past two years and therefore may less reliably predict future collectability than older loans;

•	the adequacy of reserves (including our allowance for loan) and the appropriateness of our methodology for calculating such reserves;

•	the impact of non-performing loans and leases, non-performing assets, charge offs, non-accruals, troubled debt restructurings, impairments and other credit related issues;

•	the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting;

•	adverse trends in the healthcare service industry, which is an integral component of our market’s economy;

•

our management of risks inherent in our commercial real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of our collateral and our ability to sell collateral upon any foreclosure;

•

governmental legislation and regulation, including changes in the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Act of 2010, as amended, the Tax Cuts and Jobs Act of 2017, as amended, Basel guidelines, capital requirements, accounting regulation or standards and other applicable laws and regulations;

•	the loss of large depositor relationships, which could force us to fund our business through more expensive and less stable sources;

•	operational and liquidity risks associated with our business, including liquidity risks inherent in correspondent banking;

•

volatility in interest rates and our overall management of interest rate risk, including managing the sensitivity of our interest-earning assets and interest-bearing liabilities to interest rates, and the impact to our earnings from a change in interest rates;

•	the potential for our bank’s regulatory lending limits and other factors related to our size to restrict our growth and prevent us from effectively implementing our business strategy;

•	strategic acquisitions we may undertake to achieve our goals;

•	the sufficiency of our capital, including sources of capital and the extent to which we may be required to raise additional capital to meet our goals;

•	fluctuations to the fair value of our investment securities that are beyond our control;

•	deterioration in the fiscal position of the U.S. government and downgrades in Treasury and federal agency securities;

•	potential exposure to fraud, negligence, computer theft and cyber-crime;

•	the adequacy of our risk management framework;

•	our dependence on our information technology and telecommunications systems and the potential for any systems failures or interruptions;

•	our dependence upon outside third parties for the processing and handling of our records and data;

•	our ability to adapt to technological change;

•	the financial soundness of other financial institutions;

•	our exposure to environmental liability risk associated with our lending activities;

•	our engagement in derivative transactions;

•	our involvement from time to time in legal proceedings and examinations and remedial actions by regulators; and

•	the susceptibility of our market to natural disasters and acts of God.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this prospectus, including those discussed in the section entitled “Risk Factors.” If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this prospectus, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us.

USE OF PROCEEDS

We are not selling any of the Shares, and, accordingly, we will not receive the proceeds from any sale of the Shares by the selling shareholders. The selling shareholders will receive all of the proceeds from any sale of the Shares.

Except for any underwriting fees, discounts and commissions incurred in connection with sales of the Shares under this prospectus, which will be borne by the selling shareholders, we will be required to pay all costs, expenses and fees relating to the registration and sale of the Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following is a summary of the material rights of our capital stock and related provisions of our charter and bylaws. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. Reference is made to the more detailed provisions of our charter and bylaws, copies of which are filed with the SEC as Exhibit 4.1 and Exhibit 4.2, respectively, to the registration statement of which this prospectus is a part.

General

Our charter authorizes us to issue a total of (i) 25,000,000 shares of common stock, par value $1.00 per share, of which 5,000,000 shares have been designated as non-voting common stock, and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 1,609,800 shares have been designated as Series A Nonvoting Noncumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”). The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of November 30, 2018, (i) 17,618,160 shares of common stock were issued and outstanding, including 160,149 shares of restricted common stock that have yet to vest, (ii) 132,561 shares of non-voting common stock were issued and outstanding, (iii) 878,048 shares of Series A Preferred Stock were issued and outstanding, (iv) 844,017 shares of common stock were subject to issuance upon exercise of issued and outstanding stock options, and (v) 509,063 shares of common stock were reserved for issuance pursuant to awards under the CapStar Financial Holdings, Inc. Stock Incentive Plan.

Common Stock

Governing Documents

Holders of our shares of common stock have the rights set forth in our charter, our bylaws and the Tennessee Business Corporation Act (the “TBCA”). Certain existing holders of our common stock also have rights, including director nomination and election rights and registration rights, pursuant to the SARSA. See “The Company — Initial Public Offering and Second Amended and Restated Shareholders’ Agreement.”

Ranking

Our common stock, with respect to dividend rights, ranks on a parity with, and with respect to rights upon a liquidation, dissolution and winding up of the Company, ranks junior to, the Series A Preferred Stock, any other series of preferred stock that may be designated, issued and outstanding and any indebtedness of the Company.

Dividends and Other Distributions

Holders of shares of common stock are entitled to receive cash dividends, when, as and if declared by the Board, out of funds legally available for the payment of dividends.

Voting

Except as set forth below under “—Non-Voting Common Stock,” each outstanding share of our common stock is entitled to one vote on each matter voted on at a shareholders’ meeting. Our common stock does not have cumulative voting rights. A majority of the voting power of the outstanding shares entitled to vote at a shareholders’ meeting, present in person or represented by proxy, will constitute a quorum at a meeting of shareholders. If a quorum exists, except with respect to the election of directors, action on a matter is approved if the votes cast in favor of an action exceed the votes cast in opposition to the action, unless the charter or the TBCA requires a greater number of affirmative votes. Directors of the Company are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders’ meeting at which a quorum is present.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to the payment of all debts and other liabilities of the Company and the prior rights of any holders of shares of preferred stock then outstanding, including the right of holders of Series A Preferred Stock to receive $10.25 per share plus any declared but unpaid dividends, the holders of shares of common stock are entitled to receive, pro rata, our assets which are legally available for distribution.

Conversion Rights

Our common stock is not convertible into any other shares of our capital stock.

Preemptive Rights

Holders of our common stock do not have any preemptive rights.

Redemption.

We have no obligation or right to redeem our common stock.

Fully Paid and Non-Assessable

The issued and outstanding shares of our common stock are fully paid and non-assessable.

Listing and Trading

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CSTR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Non-Voting Common Stock

The holders of our non-voting common stock are entitled to all rights and privileges afforded to holders of our common stock as described above under “—Common Stock” except the holders of our non-voting common stock are not entitled to vote on any matter to be voted on by the holders of our common stock. Shares of our non-voting common stock are convertible on a one-to-one basis into shares of our common stock at the option of the holder thereof in connection with or as a part of any of the following:

•	a sale or transfer of our non-voting common stock to us;

•	a public offering of our common stock;

•	a private offering in which the transferee of our non-voting common stock will acquire no more than two percent of our non-voting common stock being so offered; or

•

a transaction in which, after the completion of such transaction, any person or group owns, directly or indirectly, a majority of our common stock without regard to the transfer of our non-voting common stock.

Preferred Stock

General

Under our charter, our Board is authorized, without further shareholder action, to issue up to 5,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to establish the number of shares to be included in each such series, and to fix the designation, preferences, limitations and relative rights of each such series. Our Series A Preferred Stock is currently the only designated series of preferred stock. Our charter may be amended in accordance with the TBCA to increase the number of authorized shares of preferred stock that we may issue. As of the date of this prospectus, 1,609,800 shares of preferred stock had been designated as Series A Preferred Stock, and 878,048 shares of our Series A Preferred Stock were issued and outstanding.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of common stock, the issuance of one or more series of preferred stock may affect the holders of our common stock in a number of respects, including (i) by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges, (ii) by diluting the voting power of our common stock, (iii) by diluting the earnings per share of our common stock and (iv) upon the conversion of the preferred stock, by issuing common stock, at a price below the fair market value or original issue price of our common stock that is outstanding prior to such issuance.

Governing Documents

Holders of shares of Series A Preferred Stock have the rights set forth in our charter, our bylaws and the TBCA. These holders also have certain rights, including registration rights, pursuant to the SARSA. See “The Company— Initial Public Offering and Second Amended and Restated Shareholders’ Agreement.”

Ranking

Our Series A Preferred Stock, with respect to dividend rights ranks on a parity with our common stock, and with respect to rights upon a liquidation, dissolution and winding up of the Company ranks senior to our common stock.

Dividends and Other Distributions

Holders of shares of our Series A Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cash dividends to the same extent and on the same basis as cash dividends as declared by the Board with respect to shares of our common stock. Such dividends on shares of Series A Preferred Stock are payable on the same dates as dividends on shares of common stock but prior to the payment of any dividends on shares of common stock.

Voting

Holders of our Series A Preferred Stock do not have voting rights, except as provided below or as otherwise required by the TBCA. When voting rights are applicable, each holder of our Series A Preferred Stock has one vote per share.

So long as any shares of Series A Preferred Stock are outstanding, we may not, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of our Series A Preferred Stock (i) amend, alter or repeal any provision of our charter or bylaws so as to materially adversely affect the preferences, rights or powers of our Series A Preferred Stock, provided that any such amendment that changes any dividend payable on or liquidation preference of our Series A Preferred Stock will require the written consent or the affirmative vote of each holder of Series A Preferred Stock or (ii) issue any additional shares of our Series A Preferred Stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, and before any payment or distribution of our assets (whether capital or surplus) may be made to holders of securities ranking junior to the Series A Preferred Stock, the holders of shares of our Series A Preferred Stock are entitled to receive $10.25 per share of Series A Preferred Stock plus any declared but unpaid dividends.

Conversion Rights

Each holder of our Series A Preferred Stock has the right, upon and from and after the earlier to occur of (i) a firm commitment, underwritten public offering of our capital stock representing at least 20% of the shares of our outstanding common stock or, when taken together with other prior underwritten public offerings of our common stock, results in at least 20% in aggregate of shares of our outstanding common stock having been publicly offered in such offerings (in each case, after giving effect to such offering) or (ii) transfers or proposed transfers of our common stock by one or more of certain of our organizers and directors or any of their respective affiliates in an aggregate amount that equals or exceeds 20% of the outstanding shares of our common stock, at such holder’s option, to convert any or all outstanding shares (and fractional shares) of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of our non-voting common stock. Initially, one share of our non-voting common stock is deliverable for each share of our Series A Preferred Stock converted, though such conversion ratio is subject to adjustment as more fully set forth in our charter.

Preemptive Rights

Holders of shares of our Series A Preferred Stock do not have any preemptive rights.

Redemption

We have no obligation or right to redeem shares of our Series A Preferred Stock.

Fully Paid and Non-Assessable

The issued and outstanding shares of our Series A Preferred Stock are fully paid and non-assessable.

Selected Provisions of Our Charter and Bylaws and Tennessee Law

We summarize various provisions of our charter, our bylaws and Tennessee law, including the TBCA, in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interests, including those attempts that might result in a premium over the market price paid for such shareholder’s shares.

Charter and Bylaws

Our charter and bylaws currently contain provisions that may be deemed to be “antitakeover” in nature. Among other provisions, our charter and bylaws:

•

provide that special meetings of shareholders, unless otherwise prescribed by the TBCA, may be called only by our Board, by the Chairman of our Board, by the President and Chief Executive Officer or by the Secretary acting under the instructions of any of the foregoing;

•

enable our Board by a majority vote to increase the number of persons serving as directors up to the maximum of 25 and to fill the vacancies created as a result of the increase by a majority vote of the directors then in office;

•	require no more than 120 days’ and no less than 75 days’ advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders;

•	enable our Board to amend our bylaws without shareholder approval;

•	require:

•

either (i) the affirmative vote of two-thirds of our directors then in office and the affirmative vote of a majority of our outstanding shares entitled to vote or (ii) the affirmative vote of a majority of our directors then in office and the affirmative vote of two-thirds of our outstanding shares entitled to vote, if the TBCA or other applicable law requires shareholder approval of a merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of our assets;

•

either (i) the affirmative vote of two-thirds of our directors then in office or (ii) the affirmative vote of two-thirds of our outstanding shares entitled to vote to amend or rescind the immediately preceding provision; and

•	do not provide for cumulative voting rights (therefore prohibiting shareholders from giving more than one vote per share to any single director nominee).

In addition, our charter and bylaws and the TBCA enable our Board to issue, from time to time and at its discretion, but subject to limits imposed by applicable law and by any exchange on which our securities may be listed, any authorized but unissued shares of our common or preferred stock. The additional authorized shares could be used by our Board, if consistent with its fiduciary responsibilities, to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some shareholders.

Tennessee Law

We are a Tennessee corporation and consequently are also subject to certain anti-takeover provisions of the following Tennessee statutes.

The TBCA generally prohibits a “business combination” by us or our subsidiary, CapStar Bank, with an “interested shareholder” within five years after the shareholder becomes an interested shareholder. The Company or CapStar Bank can, however, enter into a business combination within that period if, before the interested shareholder became such, the Company’s Board approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by at least two-thirds of our shares of common stock held by holders other than the interested shareholder.

For purposes of these provisions of the TBCA, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of our stock.

The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, a company may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the Company or the Company makes an offer, or at least equal value per share, to all shareholders of such class.

Indemnification and Limitation of Liability

The TBCA provides that a corporation may indemnify its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests and in all other cases, the director or officer reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Conversely, the TBCA provides that a corporation may not indemnify a director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director or officer’s official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. Unless limited by the corporation’s charter, in cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding. With respect to the advancement of expenses, the TBCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director or officer furnishes the corporation a written affirmation of the director or officer’s good faith belief that the director or officer has met the applicable standard of conduct described above, (ii) the director or officer furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director or officer is not entitled to indemnification and (iii) a determination is made that the facts then known to those making the advancement determination would not preclude the director or officer from being indemnified. Notwithstanding the foregoing, the TBCA provides that, unless the corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that a director or officer be indemnified if (i) the director or officer is entitled to mandatory indemnification as described above, in which case the court will also order the corporation to pay the reasonable fees of such director or officer incurred to obtain the court-ordered indemnification or (ii) in consideration of all relevant circumstances, the court determines that the director or officer is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) the director or officer did not meet the applicable standard of conduct described above or (b) the director or officer was adjudged liable to the corporation in a proceeding by or in right of the corporation or was adjudged liable on the basis that he or she received improper personal benefit, in which case such director or officer’s indemnification would be limited to reasonable expenses incurred. The TBCA also permits a corporation to purchase and maintain insurance on behalf of any director or officer regarding liability asserted against or incurred by the director or officer in his or her capacity as a director or officer whether or not the corporation would have the ability to indemnify the officer or director from the same liability under the TBCA.

The TBCA is not exclusive of rights relating to indemnification and advancement of expenses to which a director may be entitled in the corporation’s charter, bylaws, or, when authorized by such charter or bylaws, in a resolution of the shareholders or directors or by agreement. A corporation may not indemnify a director if a final judgment adverse to such director establishes his or her liability for any breach of loyalty to the corporation or its shareholders, for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for unlawful distributions. A corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, that may be provided in its charter, its bylaws, an action of its board of directors or contract.

Our charter states that, to the fullest extent permitted by the TBCA, we will indemnify our directors and officers from and against any and all expenses, liabilities and other matters covered by the TBCA. Such right of indemnification is not exclusive of rights to which directors and officers may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and such right of indemnification will continue as to a director or officer who has ceased to be a CapStar director or officer.

In addition, our charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Under the TBCA, however, there is no elimination of liability for:

•	a breach of a director’s duty of loyalty to a corporation or its shareholders;

•	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the TBCA.

Our charter does not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Pursuant to our bylaws, a CapStar director or officer who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the director or officer is or was a CapStar director or officer or is or was serving at CapStar’s request as a director, officer, manager or employee of an affiliate or of another entity, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager, or employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the TBCA against all expense, liability and loss reasonably incurred by the director or officer if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to our best interests or the best interests of any other entity covered by this right to indemnification, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the director or officer’s conduct was unlawful. Such right of indemnification will continue as to a director or officer who has ceased to be a CapStar director or officer and includes the right to require us to pay the expenses incurred in defending a proceeding in advance of its final disposition, provided, however, that an advancement of expenses incurred by a director or officer will be made only upon delivery to us of an undertaking to repay all amounts advanced if the director or officer is determined not to be entitled to be indemnified for such expenses. The rights to indemnification and to the advancement of expenses provided by our bylaws are not exclusive of any other right which a director or officer may have or acquire under any statute, our charter, bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise. In addition, our bylaws provide that we may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by the director or officer in his or her capacity as a director, officer, employee or agent whether or not we would have had the power to indemnify against such liability.

SELLING SHAREHOLDERS

As discussed under the sections “The Company — Initial Public Offering and Second Amended and Restated Shareholders’ Agreement” and “The Company — Registration Rights,” we are filing the registration statement of which this prospectus forms a part with the SEC in satisfaction of a contractual registration request made by certain of the selling shareholders described in this section. As of the date of this prospectus, we have not been advised by the selling shareholders as to any definitive plan of distribution for the Shares. See “Plan of Distribution.”

The Shares are comprised of the following:

•	878,048 shares of common stock issuable upon conversion of shares of Series A Nonvoting Noncumlative Perpetual Convertible Preferred Stock, par value $1.00 per share;

•	132,561 shares of common stock issuable upon conversion of shares of Non-Voting Common Stock, par value $1.00 per share;

•

13,464 shares of common stock issued pursuant to the CapStar Financial Holdings, Inc. Stock Incentive Plan (the “Incentive Plan”) that were previously registered with the SEC on a registration statement on Form S-8 (File Number 333-215-351) filed on December 28, 2016 (the “Form S-8”) and that are subject to time-based vesting conditions;

•	9,000 shares of common stock underlying stock options that were issued pursuant to the Incentive Plan and that were previously registered with the SEC on the Form S-8; and

•	2,619,021 shares of common stock that were issued in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof.

The following table provides information regarding the selling shareholders and the number of Shares each selling shareholder is offering. We have prepared this table based upon information furnished to us by or on behalf of the selling shareholders. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each selling shareholder identified in the table has sole voting and investment power over all of the Shares shown opposite such selling shareholder’s name.

The percentage ownership data is based on 17,618,160 shares of our common stock issued and outstanding as of November 30, 2018. The number of shares of common stock beneficially owned by the selling shareholders is based on information provided by the selling shareholders as of December 13, 2018. Since December 13, 2018, the selling stockholders may have sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

	Shares of common stock beneficially owned before offering		Shares of common stock offered in the offering	Shares of common stock to be beneficially owned after offering
Name of Selling Shareholder	Number	Percent(1)	Number	Number		Percent(1)(2)
Corsair III Financial Services Capital Partners, L.P.(3)	1,470,927	8.35%	1,470,927	0		*
Corsair III Financial Services Offshore 892 Partners, L.P.(4)	72,434	*	72,434	0		*
Lester Earl Bentz(5)	18,808	*	18,808	0		*
Dennis C. Bottorff(6)	262,847	1.49%	262,847			*
Julie D. Frist(7)	231,643	1.31%	231,643	6,000	(7)	*

	Shares of common stock beneficially owned before offering		Shares of common stock offered in the offering	Shares of common stock to be beneficially owned after offering
Name of Selling Shareholder	Number	Percent(1)	Number	Number		Percent(1)(2)
James Stephen Turner, Jr.(8)	272,754	1.55%	272,754	0		*
Toby S. Wilt(9)	298,995	1.70%	298,995	0		*
Thomas Flynn(10)	120,117	*	120,117	0		*
Richard E. Thornburgh (11)	17,705	*	17,705	3,000	(11)	*
Bentz Properties, LLC(12)	210,900	1.20%	210,900	0		*
Charles A. and Patricia F. Elcan(13)	217,643	1.24%	217,643	0		*
William R. and Jennifer R. Frist(14)	217,642	1.24%	217,642	0		*
WF Partners(15)	70,786	*	70,786	0		*
Joanne Wilt Banks(16)	26,250	*	26,250	0		*
Pershing LLC Cust Mark Banks IRA(17)	4,800	*	4,800	0		*
Mark R. Banks(18)	5,700	*	5,700	0		*
Wilt Fleming TR UA JAN 21 00 Samuel M. Fleming Charitable Lead Annuity Trust(19)	21,273	*	21,273	0		*
Dallas Hagewood Wilt(20)	13,125	*	13,125	0		*
Lucianne Forcum Wilt Family Limited Partnership(21)	14,700	*	14,700	0		*
James F. & Elissa Watkins(22)	5,250	*	5,250	0		*
Lucianne Forcum Wilt(23)	31,500	*	31,500	0		*
Samuel Fleming Wilt(24)	21,000	*	21,000	0		*
Toby Stack Wilt, Jr.(25)	16,295	*	16,295	0		*
Matthew Flynn UTMA(26)	4,500	*	4,500	0		*
Emma Flynn UTMA(27)	4,500	*	4,500	0		*

*	Indicates one percent or less
(1)	Percentages are calculated based on an aggregate of 17,618,160 shares of our common stock issued and outstanding as of November 30, 2018.
(2)	Assumes all Shares offered are sold.
(3)

The 1,470,927 Shares include 836,839 shares of common stock underlying shares of Series A Nonvoting Noncumlative Perpetual Convertible Preferred Stock, par value $1.00 per share, and 126,340 shares of common stock underlying Non-Voting Common Stock, par value $1.00 per share. Corsair Capital LLC is the general partner of Corsair III Management L.P., which is the general partner of Corsair III Financial Services Capital Partners, L.P. Corsair Capital LLC has voting and investment power with respect to all such shares. Richard E. Thornburgh is a member of the investment committee of Corsair Capital LLC and is a director of the Company. Corsair III Management L.P. is an affiliate of Corsair Advisors LLC, a registered broker-dealer. The address for this group of shareholders is 717 5th Avenue, 24th Floor, New York, NY 10022.

(4)

The 72,434 Shares include 41,209 shares of common stock underlying shares of Series A Nonvoting Noncumlative Perpetual Convertible Preferred Stock, par value $1.00 per share, and 6,221 shares of common stock underlying Non-Voting Common Stock, par value $1.00 per share. Corsair Capital LLC is the general partner of Corsair III Management L.P., which is the general partner of Corsair III Financial Services Offshore 892 Partners, L.P. Corsair Capital LLC has voting and investment power with respect to all such shares. Richard E. Thornburgh is a member of the investment committee of Corsair Capital LLC and is a director of the Company. Corsair III Management L.P. is an affiliate of Corsair Advisors LLC, a registered broker-dealer. The address for this group of shareholders is 717 5th Avenue, 24th Floor, New York, NY 10022.

(5)

The 18,808 Shares include 1,867 shares of restricted stock of which Lester Earl Bentz retains voting control. Lester Earl Bentz is a director of the Company. The address for this shareholder is 17 Northumberland, Nashville, Tennessee 37215.

(6)

The 262,847 Shares include 1,318 shares of restricted stock of which Dennis C. Bottorff retains voting control. Dennis C. Bottorff has sole voting and investment power with respect to all such shares. Dennis C. Bottorff is a director of the Company and the Chairman of the Company’s board of directors. The address for this shareholder is 4801 Post Road, Nashville, Tennessee 37205.

(7)

The 231,643 Shares include 2,664 shares of restricted stock of which Julie D. Frist retains voting control and 6,000 shares of common stock underlying options that are currently vested and exercisable. Julie D. Frist is a director of the Company. The address for this shareholder is 810 Jackson Blvd., Nashville, Tennessee 37205.

(8)

The 272,754 Shares include 2,140 shares of restricted stock of which James Stephen Turner, Jr. retains voting control. James Stephen Turner, Jr. is a director of the Company. The address of this shareholder is 1306 Chickering Road, Nashville, Tennessee 37215.

(9)

The 298,995 Shares include 1,982 shares of restricted stock of which Toby S. Wilt retains voting control. Toby S. Wilt is a director of the Company. The address of this shareholder is P.O. Box 50879, Nashville, Tennessee 37205.

(10)

The 120,117 Shares include 2,003 shares of restricted stock of which Thomas Flynn retains voting control. Thomas Flynn is a director of the Company. The address of this shareholder 606 Deepwood Drive, Hopkinsville, Kentucky 42240.

(11)

The 17,705 Shares include 1,490 shares of restricted stock of which Richard E. Thornburgh retains voting control and 3,000 shares of common stock underlying options that are currently vested and exercisable. Richard E. Thornburgh is a director of the Company, is a member of the investment committee of Corsair Capital LLC and serves on the Company’s board of directors pursuant to the terms of the SARSA. Corsair Capital LLC may be deemed to beneficially own all such shares owned by Richard E. Thornburgh. The address of this shareholder is 717 5th Avenue, 24th Floor, New York, NY 10022.

(12)

Bentz Properties, LLC is a limited liability company owned and operated by Lester Earl Bentz. Lester Earl Bentz has voting and investment power with respect to all such shares owned by Bentz Properties, LLC. Lester Earl Bentz is a director of the Company. The address of the shareholder is 17 Northumberland, Nashville, Tennessee 37215.

(13)

Charles A. and Patricia F. Elcan are the brother-in-law and sister-in-law, respectively, of Julie D. Frist, a director of the Company. Charles A. and Patricia F. Elcan serve as the trustees for a trust for the benefit of Julie D. Frist’s children. The address of this shareholder is 1034 Chancery Lane, Nashville, Tennessee 37215.

(14)

William R. and Jennifer R. Frist are the brother-in-law and sister-in-law of Julie D. Frist, a director of the Company. The address of this shareholder is 1156 Crater Hill Drive, Nashville, Tennessee 37215.

(15)

Toby S. Wilt, a director of the Company, is the managing partner of WF Partners. Toby S. Wilt has voting and investment power with respect to all such shares owned by WF Partners. The address of this shareholder is P.O. Box 50879, Nashville, Tennessee 37205.

(16)	Joanne Wilt Banks is the daughter of Toby S. Wilt, a director of the Company. The address of this shareholder is 5608 Stanford Ct., Nashville, Tennessee 37215.
(17)

Pershing LLC Cust Mark Banks IRA is the individual retirement account of Mark R. Banks and the Shares are held by Pershing LLC. Mark R. Banks is the son-in-law of Toby S. Wilt, a director of the Company. The address of this shareholder is P.O. Box 2050, Jersey City, New Jersey 07303.

(18)	Mark R. Banks is the son-in-law of Toby S. Wilt, a director of the Company. The address of this shareholder is 5608 Stanford Ct., Nashville, Tennessee 37215.
(19)

S. Fleming Wilt is the trustee of the Wilt Fleming TR UA JAN 21 00 Samuel M. Fleming Charitable Lead Annuity Trust. S. Fleming Wilt has the voting and investment power with respect to all such shares held by the Wilt Fleming TR UA JAN 21 00 Samuel M. Fleming Charitable Lead Annuity Trust. S. Fleming Wilt is the son of Toby S. Wilt, a director of the Company. The address of this shareholder is 1205 3rd Avenue North, Nashville, Tennessee 37208.

(20)	Dallas Hagewood Wilt is the daughter-in-law of Toby S. Wilt, a director of the Company. The address of this shareholder is 2612 Tyne Blvd., Nashville, Tennessee 37215.
(21)

The Lucianne Forcum Wilt Family Limited Partnership is a Family Limited Partnership owned and operated by Lucianne Forcum Wilt. Lucianne Forcum Wilt has sole voting and investment power with respect to all such shares. Lucianne Forcum Wilt is the wife of Toby S. Wilt, a director of the Company. The address of this shareholder is P.O. Box 50879, Nashville, Tennessee 37205.

(22)	James F. and Elissa Watkins are the son-in-law and step-daughter of Toby S. Wilt, a director of the Company. The address of this shareholder is 103 Lanier Ave., Mobile, AL 36607.
(23)	Lucianne Forcum Wilt is the wife of Toby S. Wilt, a director of the Company. The address of this shareholder is P.O. Box 50879, Nashville, Tennessee 37205.
(24)	Samuel Fleming Wilt is the son of Toby S. Wilt, a director of the Company. The address of this shareholder is 2612 Tyne Blvd., Nashville, Tennessee 37215.
(25)	Toby Stack Wilt, Jr. is the son of Toby S. Wilt, a director of the Company. The address of this shareholder is 1317 Chickering Road, Nashville, Tennessee 37215.

(26)

Thomas Flynn, a director of the Company, is the custodian of the Matthew Flynn UTMA for the benefit of Matthew Flynn. Thomas Flynn has sole voting and investment power of the shares held by the Matthew Flynn UTMA. Matthew Flynn is the minor son of Thomas Flynn. The address for this shareholder is 606 Deepwood Dr., Hopkinsville, Kentucky 42240.

(27)

Thomas Flynn, a director of the Company, is the custodian of the Emma Flynn UTMA for the benefit of Emma Flynn. Thomas Flynn has voting and investment power of the shares held by the Emma Flynn UTMA. Emma Flynn is the minor daughter of Thomas Flynn. The address for this shareholder is 606 Deepwood Dr., Hopkinsville, Kentucky 42240.

To our knowledge, none of the selling shareholders listed in the table above is a broker-dealer registered under Section 15 of the Exchange Act.

Information with respect to the beneficial ownership of all or any part of the Shares appearing in this prospectus, any accompanying prospectus supplement, any post-effective amendment to the registration statement of which this prospectus is a part or any report that we file with the SEC relating to any selling shareholder or to a particular offer of any of the Shares will be based on our records, information filed with the SEC or information furnished to us by one or more of the selling shareholders.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution for the Shares. The selling shareholders may choose not to sell any of the Shares. Alternatively, the Shares may, from time to time, be offered for sale by the selling shareholders or by their respective assignees, donees, pledgees, successors-in-interest or transferees, either directly by such selling shareholder or other person, or through underwriters, dealers or agents or on any exchange on which the Shares may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The methods by which the Shares may be sold include:

•	underwritten transactions through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	sales of a specified number of Shares at a stipulated price per Share pursuant to agreements with broker-dealers;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	offerings at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed for trading or to or through a market maker other than on a stock exchange;

•	in short sales;

•	through the writing of options on the Shares (including the issuance by the selling shareholders of derivative securities), whether or not the options are listed on an options exchange;

•	through the distributions of the Shares by any selling shareholder to its shareholders, members, partners, unit holders or other security holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may offer and sell some or all of the Shares being offered by this prospectus by or through broker-dealers, who may act as their agents or may purchase such Shares as principal for their own account and thereafter resell the shares from time to time:

•

in or through one or more transactions (which may involve crosses and block transactions, negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale) or distributions;

•	on the Nasdaq Global Select Market;

•	in the over-the-counter market; or

•	in a private transaction.

Broker-dealers or underwriters may receive compensation for their involvement in the sale of Shares in the form of underwriting discounts or commissions and may receive commissions from purchasers of the Shares being offered hereby for whom they may act as agents. If any broker-dealer purchases any of such Shares as principal, it may affect resales of such Shares from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of such Shares for whom they may act as agents. To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, such as the discounts and commissions the selling shareholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, any accompanying prospectus supplements.

Any underwriters, brokers, dealers and agents who participate in any sale of the Shares may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

In connection with sales of the Shares, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling shareholders also may sell Shares short and deliver them to close out the short positions or loan or pledge the Shares to broker-dealers that in turn may sell them.

The selling shareholders or their respective underwriters, broker-dealers or agents may make sales of the Shares offered hereby that are deemed to be an at-the-market offering as defined in Rule 415 of the SEC’s rules and regulations promulgated under the Securities Act, which includes sales of shares made directly on or through the stock exchange on which the shares are then listed for trading, in the over-the-counter market or otherwise.

The selling shareholders and any underwriters, broker-dealers or agents who participate in the distribution of the Shares offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling shareholders are, or are affiliates of, broker-dealers, they are, according to the SEC’s interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

Except for any underwriting fees, discounts and commissions incurred in connection with sales of the Shares under this prospectus, which will be borne by the selling shareholders, we will be required to pay all costs, expenses and fees relating to the registration and sale of the Shares. See “Use of Proceeds.”

We have agreed to indemnify, in certain circumstances, the selling shareholders against certain liabilities to which they may become subject in connection with the sale of the Shares included in this prospectus, including liabilities arising under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such Shares, including liabilities arising under the Securities Act. We and the selling shareholders may agree to indemnify underwriters, brokers, dealers and agents who participate in the distribution of the Shares against certain liabilities to which they may become subject in connection with the sale of such Shares, including liabilities arising under the Securities Act.

Any Shares may be resold by a selling shareholder under Rule 144 or Rule 144A under the Securities Act rather than pursuant to this prospectus if the selling shareholder satisfies the conditions to reliance on Rule 144 or Rule 144A with respect to such resale. The Shares may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than pursuant to this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers.

The selling shareholders and other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the Shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

This prospectus and any accompanying prospectus supplement may be made available in electronic form on the websites maintained by the underwriters of a particular offering of the Shares. The underwriters may agree to allocate a number of Shares offered hereby for sale to their online brokerage account holders. Such allocations of Shares for internet distributions will be made on the same basis as other allocations. In addition, Shares may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of the Shares by selling shareholders, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot Shares in connection with offerings, creating a short position in the Shares for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the Shares, the underwriters, brokers or dealers may place bids for the Shares or effect purchases of the Shares in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the Shares in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed Shares in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the Shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through the stock exchange on which the Shares are then listed for trading, in the over-the-counter market or otherwise.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, the validity of the Shares offered pursuant to this prospectus and accompanying prospectus supplements will be passed upon for us by Waller Lansden Dortch & Davis, LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2017, 2016 and 2015, and for each of the three years in the period ended December 31, 2017, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Elliott Davis, LLC, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the Shares offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits certain information contained in the registration statement, as permitted by SEC rules. For further information with respect to our Company and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or calling us at:

CapStar Financial Holdings, Inc.

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

Attention: Investor Relations

Telephone: (615) 732-6400

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports. Other information that we file with the SEC can also be accessed free of charge by linking directly from our website at www.capstarbank.com under the “Investors” tab. These filings will be available as soon as reasonably practicable after we electronically file such material with the SEC. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated herein by reference.

Statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018, including the information in our proxy statement on Schedule 14A, filed with the SEC on March 18, 2018, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 2, 2018, July 31, 2018, and November 11, 2018; and

•

our Current Reports on Form 8-K filed with the SEC on April 27, 2018, June 12, 2018, June 14, 2018, August 30, 2018, September 17, 2018, October 1, 2018, October 24, 2018, October 29, 2018, and October 31, 2018.

Except for information that is “furnished” to the SEC, which is not deemed filed and not incorporated by reference into this registration statement, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You may write or call us at:

CapStar Financial Holdings, Inc.

c/o Investor Relations

1201 Demonbreun Street, Suite 700

Nashville, Tennessee 37203

(615) 732-6400

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. Neither we nor the selling shareholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

3,652,094 Shares

CAPSTAR FINANCIAL HOLDINGS, INC.

Common Stock

PROSPECTUS

, 2018

Part II

Information Not Required In Prospectus

Item 14. Other Expenses and Issuance and Distribution.

Estimated fees and expenses payable by us in connection with the offer and sale by the selling shareholders of the Shares are as follows:

Expense category	Amount
SEC registration fee		$6,529
FINRA filing fee		$225,500
Legal fees and expenses		*
Accounting fees and expenses		*
Printing Costs		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*

Estimated expenses are not presently known. An accompanying prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the Shares.

Item 15. Indemnification of directors and officers.

The TBCA provides that a corporation may indemnify its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests and in all other cases, the director or officer reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Conversely, the TBCA provides that a corporation may not indemnify a director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director or officer’s official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. Unless limited by the corporation’s charter, in cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding. With respect to the advancement of expenses, the TBCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director or officer furnishes the corporation a written affirmation of the director or officer’s good faith belief that the director or officer has met the applicable standard of conduct described above, (ii) the director or officer furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the director or officer is not entitled to indemnification and (iii) a determination is made that the facts then known to those making the advancement determination would not preclude the director or officer from being indemnified. Notwithstanding the foregoing, the TBCA provides that, unless the corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that a director or officer be indemnified if (i) the director or officer is entitled to mandatory indemnification as described above, in which case the court will also order the corporation to pay the reasonable fees of such director or officer incurred to obtain the court-ordered indemnification or (ii) in consideration of all relevant circumstances, the court determines that the director or officer is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) the director or officer did not meet the applicable standard of conduct described above or (b) the director or officer was adjudged liable to the corporation in a proceeding by or in right of the corporation or was adjudged liable on the basis that he or she received improper personal benefit, in which case such director or officer’s indemnification would be limited to reasonable expenses incurred. The TBCA also permits a corporation to purchase and maintain insurance on behalf of any director or officer regarding liability asserted against or incurred by the director or officer in his or her capacity as a director or officer whether or not the corporation would have the ability to indemnify the officer or director from the same liability under the TBCA.

II-1

The TBCA is not exclusive of rights relating to indemnification and advancement of expenses to which a director may be entitled in the corporation’s charter, bylaws, or, when authorized by such charter or bylaws, in a resolution of the shareholders or directors or by agreement. A corporation may not indemnify a director if a final judgment adverse to such director establishes his or her liability for any breach of loyalty to the corporation or its shareholders, for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for unlawful distributions. A corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, that may be provided in its charter, its bylaws, an action of its board of directors or contract.

Our charter states that, to the fullest extent permitted by the TBCA, we will indemnify our directors and officers from and against any and all expenses, liabilities and other matters covered by the TBCA. Such right of indemnification is not exclusive of rights to which directors and officers may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and such right of indemnification will continue as to a director or officer who has ceased to be a CapStar director or officer.

In addition, our charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Under the TBCA, however, there is no elimination of liability for:

•	a breach of a director’s duty of loyalty to a corporation or its shareholders;

•	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the TBCA.

Our charter does not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Pursuant to our bylaws, a CapStar director or officer who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the director or officer is or was a CapStar director or officer or is or was serving at CapStar’s request as a director, officer, manager or employee of an affiliate or of another entity, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager, or employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the TBCA against all expense, liability and loss reasonably incurred by the director or officer if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to our best interests or the best interests of any other entity covered by this right to indemnification, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the director or officer’s conduct was unlawful. Such right of indemnification will continue as to a director or officer who has ceased to be a CapStar director or officer and includes the right to require us to pay the expenses incurred in defending a proceeding in advance of its final disposition, provided, however, that an advancement of expenses incurred by a director or officer will be made only upon delivery to us of an undertaking to repay all amounts advanced if the director or officer is determined not to be entitled to be indemnified for such expenses. The rights to indemnification and to the advancement of expenses provided by our bylaws are not exclusive of any other right which a director or officer may have or acquire under any statute, our charter, bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise. In addition, our bylaws provide that we may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by the director or officer in his or her capacity as a director, officer, employee or agent whether or not we would have had the power to indemnify against such liability.

II-2

Item 16. Exhibits and financial statement schedules.

(a)     Exhibits

Exhibit number	Description

1.1	Form of Underwriting Agreement*

2.1	Agreement and Plan of Merger, dated as of June 11, 2018, by and between CapStar Financial Holdings, Inc. and Athens Bancshares Corporation (incorporated by reference herein to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 14, 2018)

4.1	Charter of CapStar Financial Holdings, Inc. (incorporated by reference herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File Number 333-213367) filed on August 29, 2016)

4.2	Bylaws of CapStar Financial Holdings, Inc. (incorporated by reference herein to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File Number 333-213367) filed on August 29, 2016)

4.3	Form of Common Stock Certificate (incorporated by reference herein to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File Number 333-213367) filed on September 20, 2016)

4.4	Second Amended and Restated Shareholders’ Agreement, dated as of August 22, 2016, among CapStar Financial Holdings, Inc., CapStar Bank, Corsair III Financial Services Capital Partners, L.P., Corsair III Financial Services Offshore 892 Partners, L.P., North Dakota Investors, LLC and certain other persons named therein (incorporated by reference herein to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File Number 333-213367) filed on August 29, 2016)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP**

23.1	Consent of Elliot Davis, LLC (Independent Registered Public Accounting Firm)**

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)**

24.1	Powers of Attorney contained on the signature pages incorporated herein by reference

*	If any underwriting agreement is utilized, it will be filed as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, That paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date supersede or modify any statement that was mad in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date, or

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the December 21, 2018.

CapStar Financial Holdings, Inc.

By:	/s/ Claire W. Tucker
Name: Claire W. Tucker
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints the Chief Executive Officer and Chief Financial Officer of CapStar Financial Holdings, Inc., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Claire W. Tucker
Claire W. Tucker	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2018

/s/ Robert B. Anderson
Robert B. Anderson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2018

/s/ Dennis C. Bottorff
Dennis C. Bottorff	Chairman and Director	December 21, 2018

/s/ L. Earl Bentz L. Earl Bentz /s/ Jeffrey L. Cunningham	Director	December 21, 2018
Jeffrey L. Cunningham	Director	December 21, 2018

/s/ Thomas R. Flynn Thomas R. Flynn	Director	December 21, 2018

/s/ Julie D. Frist
Julie D. Frist	Director	December 21, 2018

Signature	Title	Date
/s/ Louis A. Green III
Louis A. Green III	Director	December 21, 2018

/s/ Myra NanDora Jenne
Myra NanDora Jenne	Director	December 21, 2018

/s/ Dale W. Polley
Dale W. Polley	Director	December 21, 2018

/s/ Stephen B. Smith Stephen B. Smith	Director	December 21, 2018

/s/ Richard E. Thornburgh
Richard E. Thornburgh	Director	December 21, 2018

/s/ James S. Turner, Jr.
James S. Turner, Jr.	Director	December 21, 2018

/s/ Toby S. Wilt
Toby S. Wilt	Director	December 21, 2018